United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 9, 2019

Date of Report (Date of earliest event reported)

Health Sciences Acquisitions Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38906	83-2771572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

412 West 15th Street, Floor 9 New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 343-9280

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2019, the registration statement (File No. 333-230893) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Health Sciences Acquisitions Corporation (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated May 9, 2019, by and between the Company and Chardan Capital Markets, LLC (“Chardan”), as representative of the underwriters;

●	A Warrant Agreement, dated May 9, 2019, by and between the Company and Continental Stock Transfer & Trust Company;

●	Letter Agreements, dated May 9, 2019, by and between the Company and each of the initial shareholders, officers and directors of the Company;

●	An Investment Management Trust Agreement, dated May 9, 2019, by and between the Company and Continental Stock Transfer & Trust Company;

●	Indemnity Agreements, dated May 9, 2019, by and between the Company and each of the officers and directors of the Company;

●	An Administrative Services Agreement, dated May 9, 2019, by and between the Company and Health Sciences Holdings, LLC;

●	A Purchase Agreement, dated April 15, 2019, between the Company and Health Sciences Holdings, LLC;

●	A Stock Escrow Agreement, dated May 9, 2019, by and among the Company, Continental Stock Transfer & Trust Company and each of the initial shareholders of the Company; and

●	A Registration Rights Agreement, dated May 9, 2019, by and among the Company and the initial shareholders of the Company.

On May 14, 2019, the Company consummated the IPO of 10,000,000 units (the “Units”). Each Unit consists of one share of Common Stock (“Common Stock”) and one warrant (“Warrant”) entitling its holder to purchase one-half of one share of Common Stock at a price of $11.50 per whole share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000. The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments, if any, which the underwriters exercised in full simultaneously with the consummation of the IPO. The total aggregate issuance by the Company of 11,500,000 units at a price of $10.00 per unit resulted in a total gross proceeds of $115,000,000.

As of May 14, 2019, a total of $115,000,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of May 14, 2019 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with Health Sciences Holdings, LLC, the Company’s sponsor, of 10,000,000 warrants (the “Private Warrants”) at a price of $0.50 per Private Warrant, generating total proceeds of $5,000,000.

The Private Warrants are identical to the Warrants (as defined below) sold in the IPO except that the Private Warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Warrants or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Private Warrants.

The Private Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 9, 2019, by and between the Registrant and Chardan Capital Markets, LLC

4.4	Warrant Agreement, dated May 9, 2019, by and between Vstock Transfer, LLC and the Registrant

10.2	Letter Agreements, dated May 9, 2019, among the Registrant and the Registrant’s Officers and Directors

10.3	Investment Management Trust Agreement, dated May 9, 2019, by and between Continental Stock Transfer & Trust Company and the Registrant

10.4	Stock Escrow Agreement, dated May 9, 2019, among the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders

10.5	Registration Rights Agreement, dated May 9, 2019, by and between the Registrant and Initial Stockholders

10.6	Indemnity Agreements, dated May 9, 2019, among the Registrant and the Registrant’s Officers and Directors

10.7	Administrative Services Agreement, dated May 9, 2019, by and between the Registrant and Health Sciences Holdings, LLC

10.9	Purchase Agreement, dated April 15, 2019, by and between the Registrant and Health Sciences Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2019

HEALTH SCIENCES ACQUISITIONS CORPORATION

By:	/s/ Roderick Wong
Name: Roderick Wong, MD
Title: Chief Executive Officer

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